                                                                   EXHIBIT 10.14



         FIRST AMENDMENT (the "Amendment"), dated as of October 1, 1995, of a certain Credit Agreement dated as of October 26, 1994 (the "Agreement") among BED BATH & BEYOND, INC. (the "Company"), BED-N-BATH STORES, INC. ("BNBS"), BBBL, INC. ("BBBL") AND BBBY MANAGEMENT CORPORATION ("BBBY"; BNBS, BBBL AND BBBY being together the "Guarantors" and individually each a "Guarantor", and the Guarantors together with the Company being the "Credit Parties") and CHEMICAL BANK NEW JERSEY, NATIONAL ASSOCIATION ("Chemical NJ") and CHEMICAL BANK ("Chemical NY"; Chemical NJ and Chemical NY are together referred to as the "Banks" and individually as a "Bank") and Chemical NJ, as agent for the Banks (in such capacity, the "Agent").

                              W I T N E S S E T H :

         WHEREAS, the Credit Parties, the Banks and the Agent are parties to the Agreement; and

         WHEREAS, Chemical NJ has assigned all of its right, title and interest in, to and under the Agreement, and all of its obligations and liabilities thereunder, as a Bank to Chemical NY and Chemical NY has accepted such assignment and has assumed all of the obligations and liabilities of Chemical NJ as a Bank thereunder; and

         WHEREAS, the Agent has assigned all of its responsibilities as Agent under the Agreement to Chemical NY and Chemical NY has accepted such assignment; and

         WHEREAS, the Credit Parties have requested certain modifications to the Agreement, and Chemical NY is agreeable to such request;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise stated, capitalized terms defined in the Agreement and used herein without definition shall have the respective meanings assigned to them in the Agreement.

         2.    Amendments of the Agreement.

               (a) All references in the Agreement to Chemical NJ, Chemical NY, the Banks, any Bank and the Agent shall be deemed to mean and include Chemical NY and any and all terms in the agreement which include the term "Chemical NJ" shall be deemed to include the term "Chemical NY".

               (b) All references in the Agreement to the "Revolving Credit Note(s)" shall be deemed to mean the "Amended and Restated Revolving Credit Note dated as of October 1, 1995."

               (c) Subsection 1.1 of the Agreement is hereby amended by (i) deleting the definitions of "Term Loan" and "Term Note" in their entirety and (ii) deleting the definitions of "Applicable Margin", "Chemical NJ Rate", "Chemical NJ Rate Loans" and "Interest Period" and substituting the following:

                      "`Applicable Margin': for each Type of Loan, the rate per
                annum set forth opposite Revolving Credit Loans or Term-out Loans under the relevant column heading below:

                                  Chemical NY      Eurodollar       COF
                                  Rate Loans       Loans            Rate Loans
                                  ----------       -----            ----------
                Revolving
                Credit Loans          (1)%            0.40 %          0.40 %

                Term-out Loans        -0-             0.875%          0.875%

                      "`Chemical NY Rate': the rate of interest publicly
               announced by Chemical NY from time to time in New York, New York as its prime rate."

                      "`Chemical NY Rate Loans': Loans, the rate of interest
               applicable to which, is based upon the Chemical NY rate."

                      "`Interest Period':

                      (a)    with respect to any Eurodollar Loan:

                                   (i)  initially, the period commencing on the
                      borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending between one and twelve months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                   (ii) thereafter, each period commencing on
                      the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending between one and twelve months thereafter, as selected by the Company by irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

                      (b) with respect to any COF Rate Loan, the date agreed to between the Company and the Bank;

               provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                                  (1)   if any Interest Period pertaining to a
                      Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                                  (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Term-out Loans shall end on the Termination Date or such date of final payment, as the case may be;

                                  (3)   any Interest Period pertaining to a
                      Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                                  (4)   the Company shall select Interest
                      Periods so as not to require a payment or repayment of any Eurodollar Loan or COF Rate Loan during an Interest Period for such Loan."

               (d) Subsection 2.1 of the Agreement is hereby amended by deleting paragraph (b) and substituting the following:

                      "(b)   The Revolving Credit Loans may from time to time be
               (i) Eurodollar Loans, (ii) Chemical NY Rate Loans, (iii) COF Rate Loans or (iv) a combination thereof, as determined by the Company and notified to Chemical NY in accordance with subsections 2.3 and 2.10, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date."

               (e) Subsection 2.2 of the Agreement is hereby amended by deleting the entire subsection and substituting the following:

                      "2.2   Revolving Credit Notes. The Revolving Credit Loans
               shall be evidenced by the promissory note of the Company, substantially in the form of Exhibit A-1 with appropriate insertions as to date and maximum principal amount (the `Revolving Credit Note'), payable to the order of Chemical NY and, in a principal amount equal to the amount of the Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans outstanding. Chemical NY is hereby authorized to record the date, Type and amount of each

               Revolving Credit Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or repayment of principal thereof and, in the case of Eurodollar Loans and COF Rate Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of the Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. The Revolving Credit Note shall (x) be dated as of October 1, 1995, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 5.1."

               (f) Subsection 2.3 of the Agreement is hereby amended by deleting the entire subsection and substituting the following:

                      "2.3   Procedure for Revolving Credit Borrowing. The
               Company may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Company shall give Chemical NY irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, (a) two Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or
               (b) on the Borrowing Date, otherwise) specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Chemical NY Rate Loans, COF Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or COF Rate Loans, the amount thereof and the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (w) in the case of Chemical NY Rate Loans, $50,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitment is less than $50,000, such lesser amount), (x) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof, (y) in the case of COF Rate Loans maturing one
               (1) Business Day after the Borrowing Date thereof, $2,000,000 and
               (3) in the case of COF Rate Loan maturing more than one (1) Business Day after the Borrowing Date thereof, $50,000. Upon receipt of any such notice from the Company, Chemical NY will make the amount (except as provided in subsection 2.12) of each borrowing available to the Company by crediting the account of the Borrower on the books of Chemical NY at its office set forth in subsection 14.2 hereof."

               (g) Subsection 2.4 of the Agreement is hereby amended by deleting the entire subsection and substituting the following:

                      "2.4   Commitment Fee. The Company agrees to pay to
               Chemical NY a commitment fee for the period from and including the date on which the First Amendment to the Agreement becomes effective to the Termination Date, computed at the rate of 1/8 of 1% per annum on the first $15,000,000 and .08 of 1% on all amounts in excess thereof of the average daily amount of the Available Revolving Credit Commitment except for the L/C Commitment during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date on which the First Amendment to the Agreement becomes effective."

               (h) Subsection 2.10 of the Agreement is hereby amended by deleting paragraphs (a) and (c) and substituting the following:

                      "(a)   In the case of Revolving Loans, the Company may
               elect from time to time to convert Eurodollar Loans to Chemical NY Rate Loans or COF Rate Loans by giving Chemical NY at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Also, in such case, the Company may elect from time to time to convert Chemical NY Rate Loans to Eurodollar Loans or COF Rate Loans by giving Chemical NY at least three Working Days' prior irrevocable notice of such election. Finally, the Company may elect from time to time to convert COF Rate Loans to Chemical NY Rate Loans or Eurodollar Loans by giving Chemical NY at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of COF Rate Loans may only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or COF Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor."

                      "(c)   Any Eurodollar Loan may be continued as such upon
               the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Banks, in accordance with the applicable provisions of the term 'Interest Period' set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.11 would be contravened or (iii) after the date that is one month or 30 days prior to, respectively, the Termination Date (in the case of continuations of Revolving Credit Loans) and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, unless otherwise converted in accordance with the above provisions, such Loans shall be automatically converted to Chemical NY Rate Loans on the last day of such then expiring Interest Period."

               (i) Subsection 2.11 of the Agreement is hereby amended by deleting the entire subsection and substituting the following:

                      "2.11  Minimum Amounts of Tranches. All borrowings,
               conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be as set forth in
               Section 2.3 hereof."

               (j) Subsection 3.3(b) of the Agreement is hereby amended by deleting "1.5%" in line 5 thereof and substituting therefor ".75%".

               (k)    Section 12 of the Agreement is hereby deleted.

               (l) Section 14.2 of the Agreement is hereby amended by deleting the notice provision for the Banks and the Agent and substituting the following:

                                 "Chemical NY:     270 Park Avenue
                                 New York, New York 10017
                                 Attention:  Stephen W. Revis, V.P.
                                 Telecopy:   212-270-1123

               with a copy to:   Chemical Bank New Jersey, National Association
                                 4 Campus Drive
                                 Parsippany, New Jersey 07054
                                 Attention:  Valerie Schanzer, V.P.
                                 Telecopy:   201-734-1123

               (m) Schedule I of the Agreement is hereby amended by deleting it in its entirety and by inserting in its place and stead the attached
         Schedule I.

         3.    Replacement of the Revolving Credit Note.

               (a) Any and all Revolving Credit Notes held by Chemical NJ and Chemical NY are hereby amended and restated by a new note in the form of Exhibit A-1 hereto (the "Amended and Restated Revolving Credit Note").

               (b) All references in the Agreement to the Revolving Credit Note shall be deemed to be references to the Amended and Restated Revolving Credit Note.

         4. Representations and Warranties. To induce Chemical NY to enter into this Amendment, each of the Credit Parties hereby represents and warrants that:

               (a) Such Credit Party has the power, authority and legal right to make and deliver this Amendment and the Amended and Restated Revolving Credit Note and to perform its obligations under the Agreement, as amended by this Amendment, and the Amended and

         Restated Revolving Credit Note without any notice, consent, approval or authorization not already obtained, and such Credit Party has taken all necessary action to authorize the same.

               (b) The making and delivery of this Amendment and the Amended and Restated Revolving Credit Note and the performance of the Agreement and the Amended and Restated Revolving Credit Note, as amended by this Amendment, do not violate any provision of law or any regulation or of the charter or by-laws of such Credit Party or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which such Credit Party is a party or by which such Credit Party or any of its property may be bound or affected. The Agreement and the Amended and Restated Revolving Credit Note, as amended by this Amendment, constitute a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

               (c) The representations and warranties contained in Section 6 of the Agreement are true and correct on and as of the date of this Amendment and after giving effect thereto.

               (d) No Default or Event of Default has occurred and is continuing under the Agreement as of the date of this Amendment and after giving effect thereto.

         5. Effective Date. This Amendment shall become effective as of October 1, 1995 when:

               (a) Chemical NY shall have received counterparts of this \ Amendment and the Amended and Restated Revolving Credit Note, duly executed by the respective parties thereto; and

               (b) the principal of, all accrued and unpaid interest on and all other amounts payable with respect to any and all Term Loans (including, without limitation, any prepayment penalty) shall have been paid in full.

         6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

         7. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms and provisions of the Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof.

         8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.


                                        BED BATH & BEYOND, INC.

                                        By:    /s/ Warren Eisenberg
                                               --------------------
                                        Title: Chairman and Co-Chief Executive
                                               Officer


                                        BED-N-BATH STORES, INC.

                                        By:    /s/ Warren Eisenberg
                                               --------------------
                                        Title: President


                                        BBBL, INC.

                                        By:    /s/ Arthur Stark
                                               ----------------
                                        Title: President


                                        BBBY MANAGEMENT CORPORATION

                                        By:    /s/ Warren Eisenberg
                                               --------------------
                                        Title: President


                                        CHEMICAL BANK

                                        By:    /s/ Stephen W. Revis
                                               --------------------
                                        Title: Vice-President

                                                                     EXHIBIT A-1

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE

$45,000,000                                                   New York, New York
                                                           as of October 1, 1995

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), a New York corporation, hereby unconditionally promises to pay to the order of CHEMICAL BANK (the "Bank"), at the office of the Bank located at 270 Park Avenue, New York, New York 10017, or at such other place as the Bank or any holder hereof may from time to time designate, on the Termination Date (as defined in the Credit Agreement referred to below) in lawful money of the United States of America and in immediately available funds, the principal amount of (a) FORTY-FIVE MILLION DOLLARS ($45,000,000) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Subsection 2.1 of the Credit Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at said office, on the dates, at the rates and for the periods specified in Sections 2 and 5 of the Credit Agreement.

         The holder of this Amended and Restated Revolving Credit Note is authorized to record the date, Type and amount of each Loan made by the Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and the length of each Interest Period with respect thereto, on the schedule annexed hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information recorded absent manifest error; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the Borrower to make payments of principal and interest in accordance with the terms of this Amended and Restated Revolving Credit Note and the Credit Agreement.

         This Amended and Restated Revolving Credit Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of October 26, 1994 (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined in this Amended and Restated Revolving Credit Note shall have the meanings assigned to them in the Credit Agreement) among the Borrower, Bed-N-Bath Stores, Inc., BBBL, Inc., BBBY Management Corporation, Inc., the Bank, other Banks party thereto and the Agent.

         This Amended and Restated Revolving Credit Note is issued in substitution, modification and restatement of, but not as repayment, satisfaction or cancellation of any and all prior Revolving Credit Notes and this Amended and Restated Revolving Credit Note supersedes, modifies and restates all of the terms of such prior Revolving Credit Notes.

         The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof on the terms and conditions therein specified.

         All parties now or hereafter liable with respect to this Amended and Restated Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY.

                                             BED BATH & BEYOND, INC.

                                             By:  /s/ Warren Eisenberg
                                                  --------------------

                                                  Title:  Chairman and Co-Chief
                                                          Executive Officer

                         SCHEDULE I TO CREDIT AGREEMENT





                    See attached list of active corporations.

SUBSIDIARIES OF THE COMPANY

This list does not include certain subsidiaries which in the aggregate are not significant.


NAME                                               STATE
Bed Bath & Beyond of Riverchase Inc.               Alabama
Bed Bath & Beyond of Tucson Inc.                   Arizona
Bed Bath & Beyond of Paradise Valley Inc.          Arizona
Bed Bath & Beyond of Chandler Inc.                 Arizona
Bed Bath & Beyond of Beverly Center Inc.           California
Bed Bath & Beyond of Ontario Mills Inc.            California
Bed Bath & Beyond of Northridge Inc.               California
Bed Bath & Beyond of La Jolla Inc.                 California
Bed Bath & Beyond of Tarzana Inc.                  California
Bed Bath & Beyond of San Francisco Inc.            California
Bed Bath & Beyond of Palm Desert Inc.              California
Bed n Bath of Westwood Inc.                        California
Bed n Bath of Westlake Inc.                        California
Bed n Bath of Santa Rosa Inc.                      California
Bed n Bath of Huntington Beach Inc.                California
Bed n Bath of Redondo Beach Inc.                   California
Bed n Bath of Oakland Inc.                         California
Bed n Bath of Studio City Inc.                     California
Bed n Bath of Marin Corp.                          California
Bed n Bath of Woodland Hills Inc.                  California
Bed n Bath of Santa Ana Inc.                       California
Bed n Bath of Torrance Inc.                        California
Bed n Bath of Cupertino Inc.                       California
Bed n Bath of Lakewood Inc.                        California
Bed n Bath of Park La Brea Inc.                    California
Bed & Bath of San Diego Inc.                       California
Bed & Bath of Topanga Inc.                         California
Bed Bath & Beyond of Mission Valley Inc.           California
Bed Bath & Beyond of Tustin Inc.                   California
Bed Bath & Beyond of Cherry Creek Inc.             Colorado
Bed Bath & Beyond of Park Meadows Inc.             Colorado
Bed n Bath Warehouse Corp.                         Connecticut
Bed n Bath of Stamford Inc.                        Connecticut
Bed n Bath of Norwalk Inc.                         Connecticut
Bed n Bath of Danbury Square Inc.                  Connecticut
Bed n Bath of Hartford Inc.                        Connecticut
Bed n Bath of Danbury Inc.                         Connecticut
Bed Bath & Beyond of Ridgeway Inc.                 Connecticut


NAME                                               STATE
Bed Bath & Beyond of Connecticut Inc.              Connecticut
Bed Bath & Beyond of Brandywine Inc.               Delaware
Bed Bath & Beyond of Sawgrass Inc.                 Florida
Bed Bath & Beyond of Orlando Inc.                  Florida
Bed Bath & Beyond of Kendall Inc.                  Florida
Bed Bath & Beyond of Hialeah Inc.                  Florida
Bed Bath & Beyond of West Palm Beach Inc.          Florida
Bed Bath & Beyond of Brandon Inc.                  Florida
Bed Bath & Beyond of Boca Raton Inc.               Florida
Bed Bath & Beyond of West Kendall Inc.             Florida
Bed Bath & Beyond of Carrollwood Inc.              Florida
Bed Bath & Beyond of Dadeland Station Inc.         Florida
Bed Bath & Beyond of International Drive Inc.      Florida
Bed Bath & Beyond of Alpharetta Inc.               Georgia
Bed Bath & Beyond of Buckhead Inc.                 Georgia
Bed Bath & Beyond of Cobb Place Inc.               Georgia
Bed Bath & Beyond of Gwinnett Inc.                 Georgia
Bed Bath & Beyond of Perimeter Inc.                Georgia
Bed Bath & Beyond of Rockford Inc.                 Illinois
Bed Bath & Beyond of Gurnee Inc.                   Illinois
Bed Bath & Beyond of Deerfield Inc.                Illinois
Bed Bath & Beyond of Schaumburg Inc.               Illinois
Bed Bath & Beyond of Oakbrook Terrace Inc.         Illinois
Bed Bath & Beyond of Downers Grove Inc.            Illinois
Bed Bath & Beyond Lincoln Park Inc.                Illinois
Bed Bath & Beyond of Wilmette Inc.                 Illinois
Bed Bath & Beyond of Indianapolis Inc.             Indiana
Bed Bath & Beyond of Hobart Inc.                   Indiana
Bed Bath & Beyond of Overland Park Inc.            Kansas
Bed Bath & Beyond of Columbia Inc.                 Maryland
Bed Bath & Beyond of Annapolis Inc.                Maryland
Bed Bath & Beyond of Rockville Inc.                Maryland
Bed Bath & Beyond of Gaithersburg Inc.             Maryland
Bed Bath & Beyond of Towson Inc.                   Maryland
Bed Bath & Beyond of Montgomery Inc.               Maryland
Bed Bath & Beyond of Burlington Inc.               Massachusetts
Bed Bath & Beyond of Worcester Inc.                Massachusetts
Bed Bath & Beyond of Farmington Hills Inc.         Michigan
Bed Bath & Beyond of Troy Inc.                     Michigan
Bed Bath & Beyond of Sterling Heights Inc.         Michigan

NAME                                               STATE
Bed Bath & Beyond of Auburn Inc.                   Michigan
Bed Bath & Beyond of Northville Inc.               Michigan
Bed Bath & Beyond of Westland Inc.                 Michigan
Bed Bath & Beyond of Independence Inc.             Missouri
Bed Bath & Beyond of Watchung Inc.                 New Jersey
Bed Bath & Beyond of Fashion Center Inc.           New Jersey
Bed n Bath of Flemington Inc.                      New Jersey
Bed n Bath of Lawrenceville Inc.                   New Jersey
Bed n Bath of Secaucus Inc.                        New Jersey
Bed n Bath of Cherry Hill Inc.                     New Jersey
Bed n Bath of Short Hills Inc.                     New Jersey
Bed n Bath of Paramus Inc.                         New Jersey
B & B of Seventeen Inc.                            New Jersey
Bed Bath & Beyond of Ellisburg Circle Inc.         New Jersey
Bed Bath & Beyond of Albuquerque Inc.              New Mexico
Bed Bath & Beyond of Manhasset Inc.                New York
Bed Bath & Beyond of Five Towns Inc.               New York
Bed Bath & Beyond of Farmingdale Inc.              New York
Bed Bath & Beyond of Lake Grove Inc.               New York
Bed Bath & Beyond of Colonie Inc.                  New York
Bed Bath & Beyond of Manhattan, Inc.               New York
Bed Bath & Beyond of 110 Inc.                      New York
Bed Bath & Beyond of West Nyack Inc.               New York
Bed n Bath of New York Inc.                        New York
Bed n Bath of Spring Valley Inc.                   New York
Bed n Bath of Huntington Inc.                      New York
Bed n Bath Inc.                                    New York
Bed n Bath of Hartsdale Inc.                       New York
Bed n Bath Inc.                                    New York
Bed n Bath of White Plains Inc.                    New York
Bed n Bath of Nanuet Inc.                          New York
B & B Warehouse Corp.                              New York
CBH of Great Neck Inc.                             New York
Bed Bath & Beyond of Beachwood Inc.                Ohio
Bed Bath & Beyond of Westlake Inc.                 Ohio
Bed Bath & Beyond of Fair Lawn Inc.                Ohio
Bed Bath & Beyond of Canton Inc.                   Ohio
Bed Bath & Beyond of Tulsa Inc.                    Oklahoma
Bed n Bath of Liberty Mills Inc.                   Pennsylvania

NAME                                               STATE
Bed Bath & Beyond of King of Prussia Inc.          Pennsylvania
Bed Bath & Beyond of Memphis Inc.                  Tennessee
Bed Bath & Beyond of Addison Inc.                  Texas
Bed Bath & Beyond of Austin Inc.                   Texas
Bed Bath & Beyond of CP Dallas Inc.                Texas
Bed Bath & Beyond of Meyerland Inc.                Texas
Bed Bath & Beyond of Plano Inc.                    Texas
Baybrook Bed Bath & Beyond Inc.                    Texas
Katy Bed Bath & Beyond Inc.                        Texas
Stafford Bed Bath & Beyond Inc.                    Texas
Sunset Valley Bed Bath & Beyond Inc.               Texas
West Oaks Bed Bath & Beyond Inc.                   Texas
Willowbrook Bed Bath & Beyond Inc.                 Texas
San Antonio Bed Bath & Beyond Inc.                 Texas
Bed Bath & Beyond of Charlottesville Inc.          Virginia
Bed Bath & Beyond of Chesapeake Inc.               Virginia
Bed Bath & Beyond of Fairfax Inc.                  Virginia
Bed Bath & Beyond of Fair City Inc.                Virginia
Bed Bath & Beyond of Falls Church Inc.             Virginia
Bed n Bath of Baileys Crossroads Inc.              Virginia
Bed Bath & Beyond of Tyson's Corner Inc.           Virginia
Bed Bath & Beyond of Virginia Beach Inc.           Virginia
Bed Bath & Beyond of Auburn Inc.                   Washington
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